Exhibit 5.1
Baker&Hostetler LLP

PNC Center
1900 East 9th Street, Suite 3200
Cleveland, OH 44114-3482

T 216.621.0200
F 216.696.0740
www.bakerlaw.com

November 13, 2014

Bloomin’ Brands, Inc.
2202 North West Shore Boulevard, Suite 500
Tampa, Florida 33607

Ladies and Gentlemen:
We have acted as counsel for Bloomin’ Brands, Inc., a Delaware corporation (the “Company”), in connection with a prospectus supplement dated November 10, 2014 (the “Prospectus Supplement”) relating to the offer and sale by selling stockholders of 18,307,782 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share. The Prospectus Supplement supplements a prospectus dated March 4, 2014 (the “Prospectus”) contained in the Registration Statement on Form S-3 (Registration No. 333-194295) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission ( the “Commission”) under the Securities Act of 1933, as amended ( the “Securities Act”).
We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.
We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Baker & Hostetler LLP